Exhibit 99.1

News Release

PartnerRe Ltd. Reports First Quarter 2013 Results

•	First Quarter Operating Earnings per share of $3.39; Net Income per share of $3.53

•	First Quarter Annualized Operating ROE of 13.5%; Annualized Net Income ROE of 14.0%

•	Book value of $102.96 per share, up 2.1% for the quarter

•	Tangible Book Value of $92.91 per share, up 2.3% for the quarter

PEMBROKE, Bermuda, April 29, 2013—PartnerRe Ltd. (NYSE: PRE) today reported net income available to common shareholders of $210.5 million, or $3.53 per share for the first quarter of 2013. This includes net after-tax realized and unrealized gains on investments of $12.3 million, or $0.20 per share. Net income available to common shareholders for the first quarter of 2012 was $344.7 million, or $5.24 per share, including net after-tax realized and unrealized gains on investments of $159.2 million, or $2.42 per share. The Company recorded operating earnings of $202.1 million, or $3.39 per share, for the first quarter of 2013. This compares to operating earnings of $181.7 million, or $2.76 per share, for the first quarter of 2012.

Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity investments and the loss on redemption of preferred shares, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the first quarter, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We began 2013 with a very good first quarter result, driven by strong underwriting performance, generating a Non-life combined ratio of 81.7%, and growth in our underlying portfolio. This, combined with modest gains in our investment portfolio resulted in book value growth of more than 2% for the quarter.”

“Reinsurance markets are evolving rapidly and present challenges. While underlying primary pricing continues to improve, reinsurance competition has intensified in recent months. As always our underwriting decisions over the coming months will be guided by careful evaluation of risks and returns.” Mr. Miranthis added. “The recently announced organizational changes position us to effectively and efficiently focus on markets that continue to provide opportunities to generate attractive returns.”

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Highlights for the first quarter of 2013 compared to the same period in 2012 include:

Results of operations:

•

Net premiums written of $1.6 billion were up 11%, or 10% on a constant foreign exchange basis, primarily related to agricultural business in the North America sub-segment. To a lesser extent, the increase in net premiums written was also due to new business in the Global (Non-U.S.) P&C sub-segment, and the inclusion of Presidio’s business in the Life and Health segment from January 1, 2013.

•

Net premiums earned of $1.1 billion were up 16%, or up 15% on a constant foreign exchange basis. The increase in net premiums earned was primarily due to the new agricultural business in the North America sub-segment, new business in the Global Specialty sub-segment and the inclusion of Presidio.

•

The Non-life combined ratio was 81.7%. The combined ratio benefited from favorable prior year development of $183 million (or 19.8 points). All Non-life sub-segments experienced net favorable development on prior accident years during the first quarter of 2013, with the Global Specialty and Global (Non-U.S.) P&C sub-segments contributing the most significantly.

•	Net investment income of $124 million, was down 16%, or 18% on a constant foreign exchange basis. The decrease in net investment income primarily reflects lower reinvestment rates.

•	Pre-tax net realized and unrealized investment gains were $23 million.

•	The effective tax rate on operating earnings and non-operating earnings was 10% and 50%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.7 billion at March 31, 2013, down 2% compared to December 31, 2012.

•

Net Non-life loss and loss expense reserves were $10.0 billion at March 31, 2013, down 4% compared to December 31, 2012 primarily due to loss payments associated with the 2011 and 2012 catastrophe events and the impact of the stronger U.S. dollar.

•	Net policy benefits for life and annuity contracts were $1.8 billion at March 31, 2013, down 2% when compared to December 31, 2012 primarily due to the impact of the stronger U.S. dollar.

•

Total capital was $7.7 billion at March 31, 2013, modestly down compared to December 31, 2012. The modest decline was primarily driven by share repurchases, common and preferred dividend payments and the redemption of Series C preferred shares, which were primarily offset by net income for the first quarter and the issuance of Series F preferred shares.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

The Company repurchased approximately 1.8 million common shares at a total cost of approximately $160 million during the first quarter of 2013. Since April 1, 2013, the Company has repurchased approximately 450 thousand common shares at a total cost of approximately $41 million. At April 29, 2013, approximately 4.7 million common shares remained under the current repurchase authorization.

•

Total shareholders’ equity attributable to PartnerRe Ltd. was $6.9 billion at March 31, 2013, modestly down compared to December 31, 2012. The modest decline was driven by the factors described above for total capital.

•

Book value per common share was $102.96 at March 31, 2013, up 2.1% compared to $100.84 at December 31, 2012. Tangible book value per common share was $92.91 at March 31, 2013, up 2.3% compared to $90.86 at December 31, 2012. The increases were primarily driven by net income for the first quarter and the accretive impact of share repurchases, which were partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the first quarter compared to the same period in 2012 include:

Non-life:

•

The Non-life segment’s net premiums written were up 10%. This increase was primarily driven by new agricultural business in the North America sub-segment and, to a lesser extent, new motor business in the Global (Non-U.S.) P&C sub-segment.

•

The North America sub-segment’s net premiums written were up 31% primarily driven by the agricultural line of business due to new business, the timing of renewals and a large downward premium adjustment in the same period of 2012. This sub-segment reported a technical ratio of 93.6%, which included 9.0 points (or $30 million) of net favorable prior year loss development. The technical ratio and net favorable prior year loss development include 4.8 points (or $16 million) of adverse development related to the 2012 U.S. drought losses.

•

The Global (Non-U.S.) P&C sub-segment’s net premiums written were up 6%, or 5% on a constant foreign exchange basis, primarily due to new business in the motor line of business and was partially offset by the impact of cancellations and non-renewals in the property line of business. This sub-segment reported a technical ratio of 70.5%, which included 34.8 points (or $58 million) of net favorable prior year loss development.

•

The Global Specialty sub-segment’s net premiums written were up 2% primarily due to new business in the agriculture and multi-line lines of business. These increases were partially offset by non-renewals and adjustments in the aviation/space and specialty property lines of business. This sub-segment reported a technical ratio of 77.0%, which included 17.9 points (or $60 million) of net favorable prior year loss development.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

The Catastrophe sub-segment’s net premiums written were down 2%, or 3% on a constant foreign exchange basis. The modest decrease in net premiums written was primarily due to the restructuring of certain treaties, which was partially offset by new business. This sub-segment reported a technical ratio of (0.5)%, which included 40.1 points (or $35 million) of net favorable prior year loss development.

Life and Health:

•	The Life and Health segment’s net premiums written were up 16%, or 14% on a constant foreign exchange basis, primarily due to the inclusion of Presidio’s net premiums written from January 1, 2013.

•

The Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $16 million in the first quarter of 2013 compared to $21 million in the same period of 2012. The decrease was primarily due to a lower level of net favorable prior year’s loss development in the GMDB line of business.

Corporate and Other:

•

Investment and capital markets activities contributed income of $138 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $105 million was included in pre-tax operating earnings and an additional $33 million in net realized and unrealized gains on investments and earnings from equity investee companies was included in pre-tax non-operating income.

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.64 per common share. The dividend will be payable on May 31, 2013, to common shareholders of record on May 20, 2013, with the stock trading ex-dividend commencing May 16, 2013.

The Company has posted its first quarter 2013 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, April 30. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

dialing 800-768-6569 or, from outside the United States, by dialing 785-830-7992. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

Net income/loss per share is defined as net income/loss available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss available to common shareholders is defined as net income/loss less preferred dividends and loss on redemption of preferred shares. Operating earnings/loss is defined as net income/loss available to common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments (except where the company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities). The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe Ltd., long-term debt, senior notes and CENts, to manage the capital structure of the Company. The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe Ltd. less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

using Tangible Book Value divided by the weighted average number of common shares and common share equivalents outstanding. These measures focus on the Company’s financial position and shareholder return, without the impact of goodwill and intangibles.

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2012, total revenues were $5.6 billion. At March 31, 2013, total assets were $23.1 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe Ltd. was $6.9 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd. (441) 292-0888 Investor Contact: Robin Sidders Media Contact: Celia Powell	Sard Verbinnen & Co. (212) 687-8080 Drew Brown/Daniel Goldstein

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive Income

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended March 31, 2013	For the three months ended March 31, 2012
Revenues
Gross premiums written	$1,756,886	$1,567,483

Net premiums written	$1,636,431	$1,473,286
Increase in unearned premiums	(489,751)	(483,456)

Net premiums earned	1,146,680	989,830
Net investment income	123,704	146,896
Net realized and unrealized investment gains	22,943	192,735
Other income	3,927	2,746

Total revenues	1,297,254	1,332,207

Expenses
Losses and loss expenses and life policy benefits	660,952	576,486
Acquisition costs	234,200	211,608
Other operating expenses	116,040	98,174
Interest expense	12,229	12,220
Amortization of intangible assets	7,046	8,893
Net foreign exchange (gains) losses	(2,043)	2,589

Total expenses	1,028,424	909,970

Income before taxes and interest in earnings of equity investments	268,830	422,237
Income tax expense	41,675	67,174
Interest in earnings of equity investments	7,215	5,078

Net income	234,370	360,141
Preferred dividends	14,699	15,405
Loss on redemption of preferred shares	9,135	—

Net income available to common shareholders	$210,536	$344,736

Operating earnings available to common shareholders	$202,089	$181,695

Comprehensive income, net of tax	$215,303	$376,237

Per share data:
Earnings per common share:
Basic operating earnings	$3.46	$2.78
Net realized and unrealized investment gains, net of tax	0.21	2.43
Net foreign exchange losses, net of tax	(0.01)	(0.02)
Loss on redemption of preferred shares	(0.16)	—
Interest in earnings of equity investments, net of tax	0.10	0.08

Basic net income	$3.60	$5.27

Weighted average number of common shares outstanding	58,423,898	65,404,227
Diluted operating earnings	$3.39	$2.76
Net realized and unrealized investment gains, net of tax	0.20	2.42
Net foreign exchange losses, net of tax	(0.01)	(0.02)
Loss on redemption of preferred shares	(0.15)	—
Interest in earnings of equity investments, net of tax	0.10	0.08

Diluted net income	$3.53	$5.24

Weighted average number of common shares and common share equivalents outstanding	59,590,044	65,842,819
Dividends declared per common share	$0.64	$0.62

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,969,240	$14,395,315
Short-term investments, trading securities, at fair value	115,484	150,552
Equities, trading securities, at fair value	1,148,921	1,094,002
Other invested assets	311,199	333,361

Total investments	15,544,844	15,973,230
Funds held – directly managed	909,520	930,741
Cash and cash equivalents, at fair value, which approximates amortized cost	1,286,898	1,121,705
Accrued investment income	181,151	184,315
Reinsurance balances receivable	2,393,159	1,991,991
Reinsurance recoverable on paid and unpaid losses	400,509	348,086
Funds held by reinsured companies	775,486	805,489
Deferred acquisition costs	646,178	568,391
Deposit assets	253,823	257,208
Net tax assets	11,225	25,098
Goodwill	456,380	456,380
Intangible assets	207,224	214,270
Other assets	73,216	103,528

Total assets	$23,139,613	$22,980,432

Liabilities
Unpaid losses and loss expenses	$10,323,786	$10,709,371
Policy benefits for life and annuity contracts	1,763,413	1,813,244
Unearned premiums	2,074,370	1,534,625
Other reinsurance balances payable	342,423	238,578
Deposit liabilities	248,204	252,217
Net tax liabilities	358,197	387,647
Accounts payable, accrued expenses and other	260,673	290,265
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,192,055	16,046,936

Shareholders’ Equity
Common shares (par value $1.00; issued: 2013, 86,011,738 shares; 2012, 85,459,905 shares)	86,012	85,460
Preferred shares (par value $1.00; issued and outstanding: 2013, 34,150,000 shares;
2012, 35,750,000 shares; aggregate liquidation value: 2013, $853,750; 2012, $893,750)	34,150	35,750
Additional paid-in capital	3,845,781	3,861,844
Accumulated other comprehensive (loss) income	(8,470)	10,597
Retained earnings	5,125,173	4,952,002
Common shares held in treasury, at cost (2013, 28,351,550 shares; 2012, 26,550,530 shares)	(2,171,932)	(2,012,157)

Total shareholders’ equity attributable to PartnerRe Ltd.	6,910,714	6,933,496
Noncontrolling interests	36,844	—

Total shareholders’ equity	6,947,558	6,933,496

Total liabilities and shareholders’ equity	$23,139,613	$22,980,432

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$102.96	$100.84

Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$92.91	$90.86

Number of Common Share and Common Share Equivalents Outstanding (2)	58,826,334	59,893,366

(1)	Excludes the aggregate liquidation value of preferred shares (2013, $853,750; 2012, $893,750) and noncontrolling interests (2013, $36,844; 2012, $Nil).
(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

For the three months ended March 31, 2013

	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$447	$372	$445	$238	$1,502	$254	$1	$1,757

Net premiums written	$446	$368	$361	$211	$1,386	$249	$1	$1,636
Increase in unearned premiums	(113)	(202)	(24)	(124)	(463)	(25)	(1)	(489)

Net premiums earned	$333	$166	$337	$87	$923	$224	$—	$1,147
Losses and loss expenses and life policy benefits	(240)	(67)	(184)	11	(480)	(182)	1	(661)
Acquisition costs	(72)	(50)	(75)	(11)	(208)	(27)	—	(235)

Technical result	$21	$49	$78	$87	$235	$15	$1	$251
Other income					—	3	1	4
Other operating expenses					(66)	(18)	(32)	(116)

Underwriting result					$169	$—	n/a	$139
Net investment income						16	108	124

Allocated underwriting result (1)						$16	n/a	n/a
Net realized and unrealized investment gains							23	23
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							2	2
Income tax expense							(42)	(42)
Interest in earnings of equity investments							7	7

Net income							n/a	$234

Loss ratio (2)	72.0%	40.4%	54.6%	(12.8)%	52.0%
Acquisition ratio (3)	21.6	30.1	22.4	12.3	22.6

Technical ratio (4)	93.6%	70.5%	77.0%	(0.5)%	74.6%
Other operating expense ratio (5)					7.1

Combined ratio (6)					81.7%

For the three months ended March 31, 2012

	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$341	$347	$417	$242	$1,347	$217	$3	$1,567

Net premiums written	$341	$346	$353	$215	$1,255	$215	$3	$1,473
Increase in unearned premiums	(103)	(187)	(45)	(125)	(460)	(21)	(2)	(483)

Net premiums earned	$238	$159	$308	$90	$795	$194	$1	$990
Losses and loss expenses and life policy benefits	(133)	(98)	(194)	(2)	(427)	(149)	—	(576)
Acquisition costs	(66)	(38)	(70)	(9)	(183)	(29)	—	(212)

Technical result	$39	$23	$44	$79	$185	$16	$1	$202
Other income					1	—	1	2
Other operating expenses					(63)	(12)	(23)	(98)

Underwriting result					$123	$4	n/a	$106
Net investment income						17	130	147

Allocated underwriting result (1)						$21	n/a	n/a
Net realized and unrealized investment gains							193	193
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange losses							(3)	(3)
Income tax expense							(67)	(67)
Interest in earnings of equity investments							5	5

Net income							n/a	$360

Loss ratio (2)	55.9%	61.6%	63.2%	2.1%	53.8%
Acquisition ratio (3)	27.5	23.9	22.6	10.5	23.0

Technical ratio (4)	83.4%	85.5%	85.8%	12.6%	76.8%
Other operating expense ratio (5)					7.9

Combined ratio (6)					84.7%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.